Exhibit 99.1

DRI Corporation Announces Multiple U.S. Orders for Digital Recorders® Engineered Systems

  Combined Orders’ Value Exceeds $4.2 Million
  Products Ordered for Transit Authorities in Iowa, Minnesota, Ohio, Pennsylvania and Texas

DALLAS--(BUSINESS WIRE)--February 18, 2010--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its Digital Recorders, Inc. (DR) subsidiary in Durham, N.C., has received multiple orders with a combined total value exceeding $4.2 million from leading U.S. original equipment manufacturers (OEMs) and transit authorities in Iowa, Minnesota, Ohio, Pennsylvania, and Texas.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “These orders, which reflect the growing confidence in our Digital Recorders® engineered systems by both OEMs and end customers, are very significant to our fiscal year 2010 business plans and continued technology development. The orders are not directly related to U.S. stimulus funding projects, but instead are funded under normal funding mechanisms.”

The products ordered include Talking Bus® automatic voice announcement systems and Digital Recorders® automatic vehicle location, automatic vehicle tracking, and VacTell® video surveillance systems. These products provide transit system operators with timely information regarding vehicle operation, location and security while at the same time providing transit passengers with information to help make their travel experience more user-friendly. Shipments are expected to commence in first quarter 2010 and to conclude in fiscal year 2010.

ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

Digital Recorders, Inc. designs, manufactures, sells, and services intelligent transportation solutions for the U.S. transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell® video actionable intelligence systems, and more. Digital Recorders, Inc., a DRI Corporation subsidiary established in 1983, is based in Durham, N.C. For more information, visit www.digitalrecorders.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, our belief that these recent orders reflect growing market acceptance of our products, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, that we have misperceived the market acceptance of our products, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com